EXHIBIT 10.14(c)

                AMENDMENT NO. 4 TO EQUIPMENT SUBLEASE AGREEMENT
                                     (AWC)

          This Amendment No. 4 to Equipment Sublease Agreement (this "Amendment") executed as of November 13, 1995 and effective as of September 30, 1995 is by and between Carlisle Plastics, Inc., a Delaware corporation ("Sublessor"), and American Western Corporation, a Delaware corporation ("Sublessee").


                                   RECITALS
                                   --------
          A. General Electric Capital Corporation, as Agent for itself and certain Participants ("Lessor"), and Sublessor are parties to that certain Equipment Lease Agreement dated as of April 4, 1994, as amended by that certain First Amendment to Equipment Lease Agreement dated as of August 17, 1994, that certain Amendment No. 2 to Equipment Lease Agreement dated as of October 25, 1994, that certain Amendment No. 3 to Equipment Lease Agreement dated as of June 14, 1995 and that certain Amendment No. 4 to Equipment Lease Agreement executed as of November 13, 1995 and effective as of September 30, 1995 (as the same may be amended, restated, supplemented or otherwise modified and in effect from time to time, the "Lease") whereby Lessor agreed to lease to Sublessor, and Sublessor agreed to lease from Lessor, the equipment described in Equipment Schedule No. 1 thereto (as the same may be amended, restated, supplemented or otherwise modified and in effect from time to time, the "Lease Equipment Schedule");

          B. Sublessor and Sublessee are parties to that certain Equipment Sublease Agreement dated as of April 4, 1994, as amended by that certain First Amendment to Equipment Sublease Agreement dated as of August 17, 1994, that certain Amendment No. 2 to Equipment Sublease Agreement dated as of October 25, 1994 and that certain Amendment No. 3 to Equipment Sublease Agreement dated as of June 14, 1995 (as the same may be amended, restated, supplemented or otherwise modified and in effect from time to time, the "Sublease") whereby Sublessor agreed to lease to Sublessee, and Sublessee agreed to lease from Sublessor, certain items of equipment described on Exhibit A thereto (the "Sublease Equipment"), which Sublease Equipment was comprised of equipment leased by Sublessor from Sublessee pursuant to the Lease;

          C. Lessor and Sublessor are parties to that certain Consent to Sublease dated April 4, 1994 (as the same may be amended, restated, supplemented or otherwise modified and in effect from time to time, the "Consent") pursuant to which Lessor consented to the sublease of the Sublease Equipment by Sublessor to Sublessee;

          D. In order to change certain financial covenants Sublessee and Sublessor have agreed to further amend the Lease in the manner set forth herein.

          NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1. DEFINED TERMS. Capitalized terms used herein and not otherwise defined shall have their meaning as defined in Exhibit B to the Sublease.

          2. AMENDMENT TO SECTION (b) OF EXHIBIT G-1 TO THE SUBLEASE. Exhibit G-1 to the Sublease is hereby amended by deleting in its entirety clause (b) thereof and by substituting therefor the following:

          "(b) Minimum Net Worth. Lessee and its subsidiaries on a Consolidated basis shall have, as at each of the dates set forth below (and shall maintain at all times during the period from and including such date through but excluding the next date immediately succeeding such date), Net Worth equal to or greater than the amount set forth opposite such date:


               DATE                       MINIMUM NET WORTH
               ----                       -----------------
          June 30, 1994              The higher of $66,000,000 or
                                     Equity as of April 30, 1994

          September 30, 1994         The higher of $66,000,000 or
                                     Equity as of April 30, 1994

          December 31, 1994          $68,000,000

          March 31, 1995             $69,400,000

          June 30, 1995              $71,300,000

          September 30, 1995         $70,000,000

          December 31, 1995          $74,100,000

          June 30, 1996              $76,000,000

          December 31, 1996          $81,100,000

          June 30, 1997              $85,800,000

          December 31, 1997          $92,200,000

          June 30, 1998              $95,600,000

          December 31, 1998         $103,300,000"

          3. CONDITIONS TO EFFECTIVENESS. This Amendment shall not become effective until the following conditions shall have been satisfied in full, in Lessor's sole discretion:

          (a) Lessor shall have received original counterparts of this Amendment, duly executed by each party hereto; and

          (b) on and as of the date hereof, the representations and warranties of Sublessor and Sublessee made pursuant to Section 4 hereof shall be true, accurate and complete in all respects.

          4. REPRESENTATIONS AND WARRANTIES OF SUBLESSOR AND SUBLESSEE. Sublessor and Sublessee make the following representations and warranties, each of which shall survive the execution and delivery of this Amendment:

          (a) as of the date hereof, no Default or Potential Default has occurred and is continuing under the Sublease or the Lease and, after giving effect to this Amendment and the transactions contemplated hereby, no Default or Potential Default shall have occurred and be continuing under the Sublease or the Lease;

          (b) as of the date hereof and after giving effect to this Amendment and the transactions contemplated hereby, the representations and warranties of Sublessor and Sublessee contained in the Lease Documents are true, accurate and complete in all respects on and as of the date hereof to the same extent as though made on and as of the date hereof, except to the extent that any such representation or warranty expressly relates to an earlier date; and

          (c) the execution, delivery and performance by Sublessor and Sublessee of this Amendment and each of the agreements, schedules, exhibits, certificates, documents and other instruments attached hereto, described herein or contemplated hereby to which such Person is a party are within its corporate power and have been duly authorized by all necessary corporate action on the part of such Person (including, without limitation, resolutions of the board of directors and, as applicable, the stockholders, of such Person), and this Amendment and such agreements, schedules, exhibits, certificates, documents and instruments are the legal, valid and binding obligation of each such Person enforceable against each such Person in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the rights of creditors generally or by application of general principles of equity.

          5.   REFERENCE TO AND EFFECT ON THE LEASE.

               5.1 This Amendment shall be effective upon (i) the receipt by Lessor of executed counterparts hereof or of telecopied confirmation of the execution and mailing of this Amendment, and the satisfaction, in the opinion of Sublessee, of all conditions to the termination contained or referred to herein. On or after the effective date hereof, each reference in the Sublease to "this Sublease," "hereunder," "hereof," "herein," or words of like import and each reference to the Sublease in each document executed in connection therewith shall mean and be a reference to the Sublease as amended hereby.

               5.2 All of the terms, conditions and covenants of the Sublease and the other documents executed in connection therewith shall remain unaltered and in full force and effect and shall be binding upon Sublessee in all respects and are hereby ratified and confirmed.

               5.3 Except as specifically amended hereby, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of (a) any right, power or remedy of Lessor under the Lease or the Sublease or any of the documents executed in connection therewith, or (b) any Default or Potential Default under the Lease or the Sublease.

          6. COSTS AND EXPENSES. Sublessor agrees to pay on demand all reasonable and documented costs and expenses of Lessor in connection with the preparation, execution and delivery of this Amendment and the transactions contemplated hereby, including the reasonable fees and out-of-pocket expenses of counsel for Lessor with respect thereto.

          7. CHOICE OF LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF NEW YORK.

          8.   EXECUTION IN COUNTERPARTS.    This Amendment may be executed in
any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          9. RATIFICATION. Except as expressly amended hereby, all of the representations, warranties, provisions, covenants, terms and conditions of the Sublease and the Lease shall remain unaltered and in full force and effect as amended hereby.

          IN WITNESS WHEREOF, Sublessor and Sublessee have caused this Amendment to be duly executed. This Amendment is executed as of November 13, 1995 but shall be deemed effective as of September 30, 1995.


CARLISLE PLASTICS, INC.,
a Delaware corporation,


By:    /s/ Patrick J. O'Leary
       -------------------------
Name:  Patrick J. O'Leary
Title: Chief Financial Officer


AMERICAN WESTERN CORPORATION,
a Delaware corporation

By:    /s/ Patrick J. O'Leary
       -------------------------
Name:  Patrick J. O'Leary
Title: Vice President, Secretary and Chief Financial Officer